Exhibit 10.6

FIRST AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This FIRST AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of August 1, 2018, is entered into by and among the following parties:

(i)	SYNEOS HEALTH RECEIVABLES LLC, as Borrower;

(ii)	INC RESEARCH, LLC, as initial Servicer; and

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and as Lender.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.
BACKGROUND
A.    The parties hereto have entered into a Receivables Financing Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).
B.    The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.
NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:
SECTION 1.    Amendments to the Receivables Financing Agreement.
(a)    The Receivables Financing Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Financing Agreement attached hereto as Exhibit A.
(b)    Exhibit G to the Agreement is hereby replaced in its entirety with Exhibit G attached hereto.
(c)    Exhibit J to the Agreement is hereby replaced in its entirety with Exhibit J attached hereto.
SECTION 2.    Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:
(a)    Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)    Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(c)    No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.
SECTION 3.    Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrative Agent’s receipt of counterparts to this Amendment executed by each of the parties hereto.
SECTION 5.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 6.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.
SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

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SECTION 8.    GOVERNING LAW AND JURISDICTION.
(a)    THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SYNEOS HEALTH RECEIVABLES LLC By:/s/ Thomas E. Zajkowski Name: Thomas E. Zajkowski Title: President

INC RESEARCH, LLC, as the Servicer By:/s/ Jason Meggs Name: Jason Meggs Title: Chief Financial Officer

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By:/s/ Eric Bruno Name: Eric Bruno Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender By:/s/ Eric Bruno Name: Eric Bruno Title: Senior Vice President

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EXHIBIT A
(attached)

EXHIBIT G
(on File with the Administrative Agent)

EXHIBIT J
(on File with the Administrative Agent)

EXECUTION VERSION EXHIBIT A to FIRST AMENDMENT, dated as of August 1, 2018 RECEIVABLES FINANCING AGREEMENT Dated as of June 29, 2018 by and among SYNEOS HEALTH RECEIVABLES LLC, as Borrower, THE PERSONS FROM TIME TO TIME PARTY HERETO, as Lenders, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, INC RESEARCH, LLC, as initial Servicer, and PNC CAPITAL MARKETS LLC, as Structuring Agent 729557511 18569090

including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding. “Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day. “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting. “Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month, plus (ii) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted, after consultation with the Borrower, by the Administrative Agent upon not less than five (5) Business Days notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam. “Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (i) the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections with respect to any Receivables that were both (x) generated by an Originator during such Fiscal Month and (y) written off the applicable Originator’s or the Borrower’s books as uncollectible during such Fiscal Month), by (ii) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the Fiscal Month that is one (1) month prior to such Fiscal Month. 10 729557511 18569090

“Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (i) the Stress Factor times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, plus (ii) the Dilution Volatility Component. “Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of: (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by (b) the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months. “Dollars” and “$” each mean the lawful currency of the United States of America. “Eligible Assignee” means (i) any Lender or any of its Affiliates, (ii) any Person managed by a Lender or any of its Affiliates and (iii) any other financial or other institution. “Eligible Foreign Obligor” means an Obligor with respect to any Receivable that is either (i) an Eligible OECD Country Obligor or (ii) an Eligible Non-OECD Country Obligor. “Eligible Non-OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in any country (other than the United States) that is not an OECD Country, is not a Sanctioned Country and has a long-term foreign currency rating of at least “BBB-” by S&P and “Baa3” by Moody’s. “Eligible OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in an OECD Country (other than the United States). “Eligible Receivable” means, at any time of determination, a Pool Receivable: (a) the Obligor of which is: (i) either a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Governmental Authority; (iii) not a Sanctioned Person; (iv) not subject to any Insolvency Proceeding; (v) not an Affiliate of the Borrower, the Servicer, the Parent, the Performance Guarantor or any Originator; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vii) not a natural person and (viii) not a material supplier to any Originator or an Affiliate of a material supplier; 11 729557511 18569090

(t) which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods; (u) for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP; (v) for which the related invoice does not include any Excluded Receivable; (w) for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible; and (x) that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable. “Eligible Tier I Non-OECD Country Obligor” means an Obligor with respect to any Receivable that is organized in or that has a head office (domicile), registered office, and chief executive office located in any country (other than the United States) that is not an OECD Country, is not a Sanctioned Country and has a long-term foreign currency rating of at least “A” by S&P and “A2” by Moody’s. “Eligible Tier II Non-OECD Country Obligor” means any Eligible Non-OECD Country Obligor that is not an Eligible Tier I Non-OECD Country Obligor. “Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable that satisfies each of the following: (a) the related Originator has recognized the related revenue on its financial books and records under GAAP and (b) if the Outstanding Balance of such Unbilled Receivable were included in the definition of Modified Days’ Sales Outstanding, Modified Days’ Sales Outstanding would not exceed the Maximum Term; provided, however, for purposes of exclusion of any Unbilled Receivable pursuant to this clause (b), Unbilled Receivables shall be excluded in order based on the Outstanding Balance (with the smallest amount excluded first). For purposes of this definition of “Eligible Unbilled Receivable”, “Maximum Term” means 105 days. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder. “ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA. “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). 14 729557511 18569090

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01. “Excess Concentration” means the sum of the following amounts, without duplication: (a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus (b) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables, over (ii) the product of (x) (A) so long as a Ratings Event has not occurred and is continuing, 50.060.0% or (B) if a Ratings Event has occurred and is continuing, 25.030.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus (c) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible ForeignOECD Country Obligors, over (ii) the product of (x) 10.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus (d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Tier I Non-OECD Country Obligors, over (ii) the product of (x) 2.5%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus (e) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Tier II Non-OECD Country Obligors, over (ii) the product of (x) 1.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool; plus (f) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that have remained unpaid for more than 60 days but less than 91 days after the original due date of such Receivable, over (ii) the product of (x) 15.0%, multiplied by (y) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is three (3) Fiscal Months before the then-current Fiscal Month as of the date of determination; plus (g) (d) the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that have a due date which is more than 90 days but less than 121 days after the original invoice date of such Receivable, over (ii) the product of (x) 10.0%, multiplied by (y) the aggregate Outstanding Balance of all Receivables then in the Receivables Pool. “Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time. 15 729557511 18569090 and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof). “Loss Horizon Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the sum of (x) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the sevensix (76) most recent Fiscal Months plus (y) 5065% of the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the eighth most recent Fiscal Month; by (b) the Net Receivables Pool Balance as of such date. “Loss Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Stress Factor, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio. “Management Investors” means the officers, directors, managers, employees and members of management of Parent, any Parent Company and/or any subsidiary of Parent. “Majority Lenders” means Lenders representing more than 50% of the aggregate Commitments of all Lenders (or, if the Commitments have been terminated, Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders). “Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Performance Guarantor, the Servicer and the Originators, in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following: (a) the assets, operations, business or financial condition of such Person or, if no Person is specified, of the Servicer, the Performance Guarantor and the Originators taken as a whole; (b) the ability of such Person, or if no Person is specified, of the Servicer, the Performance Guarantor and any Originators, taken as a whole, to perform its or their obligations under this Agreement or any other Transaction Document to which it is or they are a party; (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectability of any material portion of the Pool Receivables; (d) the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or 22 729557511 18569090 and available at: http://www.treasury.gov/resource-center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time “Sanctioned Person” (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. “Scheduled Termination Date” means June 29, 2021.2020. “SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor. “Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person. “Servicer” has the meaning set forth in the preamble to this Agreement. “Servicer’s Account” means the deposit account with an account number ending in 4824 maintained by the Servicer or its Affiliate at Bank of America, N.A. “Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a). “Servicer Indemnified Party” has the meaning set forth in Section 13.02(a). “Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement. “Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement. “Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) prior to the Termination Date and so long as no Event of Default has occurred and is continuing, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Lenders) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date. “Settlement Item” means (i) each check or other payment order drawn on or payable against any Linked Account, which any Collection Account Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business, and which is presented for settlement against any Collection Account, (ii) each check or other 28 729557511 18569090

(i) the conditions in Section 6.01(a) have been satisfied; (ii) the Administrative Agent shall have received a fully executed copy of an Account Control Agreement with respect to each Collection Account set forth on Schedule II hereto, in each case, in form and substance acceptable to the Administrative Agent; (ii) (iii) the Administrative Agent shall have received such historical receivables data with respect to the Originators, as reasonably requested by the Administrative Agent and in such format as is acceptable to the Administrative Agent; (iii) (iv) the Administrative Agent shall have received satisfactory results of an audit or field exam (performed by representatives of the Administrative Agent) of the Servicer’s and each Originator’s collection, operating and reporting systems, the Credit and Collection Policy and historical receivables data; (iv) (v) each amendment to this Agreement and each other Transaction Document reasonably requested by the Administrative Agent on or after the Closing Date in connection with the audit or field exam results referenced in clause (iv) above and the historical receivables data referenced in clause (iii) above, in each case, shall have become effective; such amendments may include, but shall not be limited to, amendments to the definitions of “Concentration Percentage”, “Defaulted Receivable”, “Delinquent Receivable”, “Eligible Unbilled Receivable”, “Eligible Receivable” and “Excess Concentration” contained in this Agreement and amendments to Section 10.01(f); (v) (vi) the Administrative Agent shall have received such documents, reports, agreements, opinions of counsel, certificates, resolutions and other deliverables, in each case, in form and substance acceptable to the Administrative Agent as may be reasonably requested by the Administrative Agent in connection with the items referenced in clauses (iiiii) through (viv) above; (vi) (vii) receipt by each of the Lenders of customary internal credit approvals and bank authorizations for their entry into the amendments contemplated in clause (viv) above; (vii) (viii) the Borrower shall have identified the “Commencement Date” in a writing delivered to the Administrative Agent and such “Commencement Date” is on or prior to the date of such initial Credit Extension; and (viii) (ix) the Servicer shall have delivered to the Administrative Agent (A) an Information Package as of the most recently completed Fiscal Month and (B) if a Ratings Event has occurred and is continuing, an Interim Report as of the last day of the immediately preceding calendar week. SECTION 6.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that: 48 729557511 18569090 books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after becoming aware of such receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will use commercially reasonable efforts to ensure that each Collection Account Bank complies with the terms of each applicable Account Control Agreement. The Borrower shall use commercially reasonable efforts to ensure that no funds other than Collections on Pool Receivables and other Collateral are deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Commencing on the date that is 3060 days following the Closing Date, the Borrower shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower. (i) Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than a Permitted Adverse Claim) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof. (j) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract. (k) Change in Credit and Collection Policy. The Borrower will not make any change in the Credit and Collection Policy that would reasonably be expected to either (x) have a material adverse effect on the collectability of the Pool Receivables or (y) have a Borrower Material Adverse Effect or a Material Adverse Effect, in each case, without the prior written consent of the Administrative Agent and the Majority Lenders. Promptly following any material 62 729557511 18569090

Administrative Agent or any Lender may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) combined review of the Borrower pursuant to Section 8.01(g) and the Servicer, the Borrower and the Originators pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing. (f) Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after becoming aware of such receipt) remit such funds into a Collection Account. The Servicer shall instruct (i) all obligors on Excluded Receivables and (ii) all payors of amounts owing to the Originators or their Affiliates (which do not constitute Pool Receivables or other Collateral), in each case, to remit payments with respect thereto to any bank account or other location that does not constitute a Collection Account or a Lock-Box. The Servicer shall use commercially reasonable efforts to ensure that no funds other than Collections on Pool Receivables and other Collateral are deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Commencing on the date that is 3060 days following the Closing Date, the Servicer shall ensure that no disbursements are made from any 70 729557511 18569090

(f) on or after the Commencement Date, (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 2.03.5%, (B) the Delinquency Ratio shall exceed 3.07.5% or (C) the Dilution Ratio shall exceed 7.517.5% or (ii) the Days’ Sales Outstanding shall exceed 80 days; (g) a Change in Control shall occur; (h) a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days; (i) (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on (x) any Debt under the Credit Agreement or (y) any of its other Debt that is outstanding in a principal amount of at least the Threshold Amount in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed 30 days), if any, specified in the Credit Agreement or such agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under the Credit Agreement or any other agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in the Credit Agreement or such other agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any lender thereunder, unless such event or condition shall have been waived under and in accordance with the related agreement or (iv) any such Debt (as referred to in clause (i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof; (j) (i) any “Event of Default” (as defined in the Credit Agreement) shall occur under the Credit Agreement that relates to the failure to pay any principal of or premium or interest on any of the Debt thereunder when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any other “Event of Default” (as defined in the Credit Agreement) shall occur under the Credit Agreement that has not been waived under and in accordance with the Credit Agreement (for the avoidance of doubt, this clause (j) shall not be construed to limit the preceding clause (i)); 83 729557511 18569090

SECTION 14.15. USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. SECTION 14.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff. SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof. SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause. 102 729557511 18569090

SECTION 14.20. Post-Closing Covenant. The Borrower and the Servicer shall deliver to the Administrative Agent, no later than August 31, 2018, a fully executed copy of an Account Control Agreement with respect to each Collection Account set forth on Schedule II hereto, in each case, in form and substance acceptable to the Administrative Agent, along with such documents, reports, agreements, opinions of counsel, certificates, resolutions and other deliverables, in each case, in form and substance acceptable to the Administrative Agent as may be reasonably requested by the Administrative Agent in connection each such Account Control Agreement. Failure to timely comply with this Section 14.20 shall constitute an immediate Event of Default with no grace period. [Signature Pages Follow] 103 729557511 18569090